UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2007

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

On March 13, 2007, AMERIGROUP Corporation (the "Company") issued a press release announcing a judgment in qui tam litigation against the Company and its Illinois subsidiary described below in Item 8.01 "Other Events."

A copy of the press release is furnished pursuant to Item 7.01 "Regulation FD Disclosure" as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On March 13, 2007, the U.S. District Court for the Northern District of Illinois, Eastern Division entered a judgment in qui tam litigation against the Company and its Illinois subsidiary, AMERIGROUP Illinois, Inc., in the amount of approximately $334 million. The Company intends to appeal the judgment to the United States Seventh Circuit Court of Appeals. In order to stay the enforcement of the judgment pending appeal, the Company will be required to post a supersedeas bond in the amount of the judgment plus one year of interest. As previously disclosed, the Company expects to secure the posting of the bond through the issuance of an unconditional letter of credit collateralized by proceeds available to the Company under financing commitments. The financing commitments are subject to, among other things, the execution of a definitive credit agreement and the satisfaction of closing conditions. Additional information on the qui tam litigation, including risks associated with our ability to obtain, and the financial impact of, the financing commitments can be found in Item 1A entitled "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on February 27, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated March 13, 2007, entitled, "AMERIGROUP to Begin Appeal in Illinois Decision."

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

March 14, 2007	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 13, 2007, entitled "AMERIGROUP to Begin Appeal in Illinois Decision."